Exhibit 99.1

Officers’ Certificate

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of DVI, Inc., a Delaware corporation (the “Company”), hereby certifies that (i) the Company’s Quarterly Report on Form 10-Q for the three and nine-month periods ended March 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Company’s Quarterly Report on Form 10-Q for the three and nine-month periods ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods indicated.

Date: May 20, 2003		/s/ MICHAEL A. O’HANLON
	Name:	Michael A. O’Hanlon
	Title:	Chief Executive Officer and President

/s/ STEVEN R. GARFINKEL
Name:	Steven R. Garfinkel
Title:	Executive Vice President and Chief Financial Officer